As filed with the Securities and Exchange Commission on June 5, 1996
                                     Registration No. 333-
_________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
              _____________________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
              _____________________________________

Incorporated     THE STANDARD REGISTER COMPANY     I.R.S. Employer
Under the Laws        600 ALBANY STREET          Identification No.
 of Ohio             DAYTON, OHIO 45401               31-0455440
                          (513) 443-1000
              _____________________________________

       DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

              _____________________________________

                      Gary P. Kreider, Esq.
                   Keating, Muething & Klekamp
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE

__________________________________________________________________________
                                    Proposed      Proposed
                                     Maximum      Maximum
    Title of          Amount        Offering      Aggregate    Amount of
   Securities          To Be         Price        Offering    Registration
 To Be Registered  Registered(1)  Per Share(2)    Price(2)      Fee(3)
 ________________  _____________  _____________  ___________  ___________

  Common Stock,       100,000
 $1.00 par value      Shares         $27.8125     $2,781,250       $960
__________________________________________________________________________

(1) This Registration Statement is filed for up to 100,000 shares issuable to employees, officers and directors of The
     Standard Register Company pursuant to the Dividend
     Reinvestment and Common Stock Purchase Plan.

(2) Estimated solely for purposes of calculating registration fee.

(3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on
     May 30, 1996 of $27.8125 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference

     The following documents filed by The Standard Register
Company (the "Company") with the Securities and Exchange Commis-sion are incorporated herein by reference and made a part hereof:

     1.   The Company's Annual Report on Form 10-K dated January
1, 1996;

     2.   The Company's Quarterly Report on Form 10-Q dated April
30, 1996;and

     3. The description of the Common Stock contained on the Company's Form 8-A Registration Statement under the Securities
Exchange Act of 1934 effective May 13, 1996.

     All reports and other documents filed by the Company pursu-ant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registra-tion Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800
Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202.

Item 6.   Indemnification of Directors and Officers

     Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which the person had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that, unless otherwise determined by the court, no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim or issue, or who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

     The Registrant's Code of Regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.

     The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.


Item 7.   Exemption from Registration Claimed

     Not applicable.


Item 8.   Exhibits

     *4.1      Dividend Reinvestment and Common Stock Purchase
               Plan (incorporated by reference to the Company's
               Form S-3 Registration Statement, Registration No.
               333-02683)

      5        Opinion of Keating, Muething & Klekamp.

     23.1 Consent of Keating, Muething & Klekamp (contained on Exhibit 5).

     23.2      Consent of Battelle & Battelle PLL.

     24        Power of Attorney (contained on the signature
               page).
______________________
*    Incorporated by reference as indicated.

Item 9    Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration State-ment and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by refer-ence in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Regis-trant in the successful defense of any action, suit, or proceed-
ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the Regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dayton, Ohio, on June 5, 1996.

                                   THE STANDARD REGISTER COMPANY


                                   By: Peter S. Redding
                                      __________________________
                                      Peter S. Redding
                                      President, Chief Executive
                                      Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby desig-nate Paul H. Granzow, Peter S. Redding or Craig J. Brown as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

      Signature               Capacity               Date
 ____________________  ______________________   ______________


 *Peter S. Redding     President, Chief         June 5, 1996
 ____________________  Executive Officer and
 Peter S. Redding      Director (Principal
                       Executive Officer)


 *Craig J. Brown       Senior Vice President -  June 5, 1996
 ____________________  Administration,
 Craig J. Brown        Treasurer and Chief
                       Financial Officer
                       (Principal Financial
                       Officer and Principal
                       Accounting Officer)


 *Paul H. Granzow      Chairman of the Board    June 5, 1996
 ____________________  of Directors
 Paul H. Granzow



 *Roy W. Begley, Jr.   Director                 June 5, 1996
 ____________________
 Roy W. Begley, Jr.



 *F. David Clarke III  Director                 June 5, 1996
 ____________________
 F. David Clarke III


                       Director                 June __, 1996
 *_________________
 Dennis L. Rediker


 *___________________  Director                 June __, 1996
 John J. Schiff, Jr.



 *___________________  Director                 June __, 1996
 Charles F. Sherman



 *John Q. Sherman II   Director                 June 5, 1996
 ____________________
 John Q. Sherman II



 *Graeme G. Keeping    Director                June 5, 1996
 ____________________
 Graeme G. Keeping



 *Ann Scavullo         Director                 June 5, 1996
 ____________________
 Ann Scavullo